Exhibit 4(e)

IMPERIAL CHEMICAL INDUSTRIES PLC

PERFORMANCE GROWTH PLAN

Rules applying to awards made on or after 1 January 2004

Shareholders' Approval:	28 April 2000
Directors' Adoption (subject to shareholders' approval):	27 April 2000
Amended by the Committee:	5 February 2003
24 September 2003
Expiry Date:	28 April 2010

IMPERIAL CHEMICALS INDUSTRIES PLC PERFORMANCE GROWTH PLAN

1	Definitions

1.1	Meaning of words used

“ADS” means an American depository share, or part thereof, currently representing 4 ordinary shares in the Company:

“Award Date” means the date as referred to in Rule 9.1 on which a Participant becomes entitled to the Shares comprised in his Conditional Award;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are generally open for business in London;

“Committee” means a committee of the board of directors of the Company consisting only or mainly of non-executive directors of the board;

“Conditional Award” means a conditional right to receive an award of Shares;

“Conditional Award Date” means the date on which the Committee resolves to make a Conditional Award;

“Company” means Imperial Chemical Industries PLC;

“Dealing Regulations” means any statute, regulation or code adopted by the Company (being or being based on the London Stock Exchange’s Model Code) for security transactions by directors of listed companies or the equivalent in other countries;

“Eligible Employee” means any:

(i)	employee of any Participating Company; or

(ii)	executive director of any Participating Company who devotes substantially the whole of his working time to the business of a Participating Company;

who is not:

(i)	within 12 months of normal retirement date; or

(ii)	under notice of termination of employment (given or received).

“Financial Year” means financial year for the purposes of Section 223 of the Companies Act 1985;

“Member of the Group” means any of:

(i)	the Company; and

(ii)	its subsidiaries (within the meaning of Section 736 of the Companies Act 1985) from time to time; and

(iii)	any company which is associated with the Company (within the meaning of section 416 of the Income and Corporation Taxes Act 1988) and is designated by the Committee as a Member of the Group;

“NYSE” means the New York Stock Exchange Inc;

“Participant” means an individual who has been made a Conditional Award under Rule 2 or his personal representatives;

“Participating Company” means the Company and any subsidiary (within the meaning of Section 736 of the Companies Act 1985) designated by the Committee as a Participating Company;

“Performance Condition” means, in relation to each operation of the Plan, the conditions set by the Committee, to determine whether or not and the extent to which an award of Shares will be made in respect of a Conditional Award at the end of the Performance Period or otherwise in accordance with these Rules;

“Performance Period” means, in relation to each operation of the Plan, the period during which the Performance Condition must be satisfied which is determined by the Committee under Rule 2. This period will not be less than 3 financial years of the Company, and cannot be extended in respect of any Conditional Award once notified to a Participant under Rule 2.4;

“Rules” means these Rules as amended from time to time;

“Plan” means the Imperial Chemical Industries PLC Performance Growth Plan as set out in these Rules in its present form or as from time to time altered in accordance with these Rules;

“Share” means an ordinary share in the capital of the Company or securities representing ordinary shares in the Company or, as the context may require, ADSs; and

“Trust” means the ICI Employee Share Ownership Trust or any other trust nominated by the Committee.

1.2	Special Schedules

The Rules of the Plan are subject, in the case of each Participant, to any special schedules adopted by the Committee, which are appropriate to the jurisdiction in which he is employed at the Conditional Award Date, or such other provisions as the Committee notify him will apply.

2	Operation of the Plan

2.1	Time of operation

2.1.1	Conditional Awards may only be made within 42 days starting on any of the following:

(i)	the day on which the Plan is approved by the Company in general meeting;

(ii)	the day after the announcement of the Company’s results to the London Stock Exchange for any period;

(iii)	the beginning of a Financial Year in which the Plan is being operated;

(iv)	any day on which the Committee resolves that exceptional circumstances exist which justify the making of Conditional Awards;

2.1.2	If Conditional Awards may not be made in any period referred to in Rule 2.1.1 due to restrictions imposed by statute, order, regulation or government directive or by the Dealing Regulations, Conditional Awards may be made within 42 days after lifting of such restrictions.

2.1.3	The Committee may only make Conditional Awards between the approval of the Plan by the Company in general meeting and the tenth anniversary of that date.

2.2	Eligibility

Any Eligible Employee may be selected by the Committee to receive a Conditional Award under the Plan. A person who is not an Eligible Employee on the Conditional Award Date may not receive a Conditional Award.

2.3	Performance Condition

The Committee will make a Conditional Award on the basis that no award of Shares will be made until and to the extent that a Performance Condition has been satisfied during the Performance Period. The Performance Condition must be objective.

The Committee may amend or waive the Performance Condition:

2.3.1	in accordance with the terms specified in the Performance Condition; or

2.3.2	if events happen which cause the Committee to reasonably consider that:

(i)	the Performance Condition should be amended for the purpose of ensuring the objective criteria against which the Company will then be measured will be a fairer measure of such performance; or

(ii)	the Performance Condition should be waived.

2.4	Notice

The Committee will notify each Participant who has been made a Conditional Award. The notification will include:

2.4.1	details of the maximum number of Shares in the Conditional Award or the value of the Conditional Award;

2.4.2	the Conditional Award Date;

2.4.3	the Performance Period;

2.4.4	details of the Performance Condition which must be satisfied before any award of Shares will be made;

2.4.5	the consideration (if any) payable for any Shares awarded;

2.4.6	unless already set out as part of the Performance Condition, the date a Conditional Award will lapse, which cannot be later than the tenth anniversary of the Conditional Award Date; and

2.4.7	any other conditions and terms of the Conditional Award, at the discretion of the Committee.

2.5	Making Conditional Awards

The Committee will make Conditional Awards by Committee resolution. Each Participant will receive a deed or other document as evidence of the making of a Conditional Award.

2.6	No payment

No payment to the Company will be required on the making of a Conditional Award.

2.7	Disclaimer of Conditional Award

Any Participant may, by notice in writing to the Company Secretary, within 30 days after he is notified in writing of an Conditional Award as described in Rule 2.4, disclaim his Conditional Award, in whole or in part, and to the extent disclaimed the Conditional Award will be deemed never to have been made. No payment will be due for any disclaimer. If no disclaimer is received from a Participant, the Participant will be treated as having accepted the Conditional Award, subject to the Rules.

2.8	Disposal restrictions

Conditional Awards may not be assigned, transferred or charged, provided that this does not apply to the transmission of the Conditional Award on the death of a Participant to his personal representatives.

2.9	ADSs

The Committee may determine, in its absolute discretion to make Conditional Awards in respect of ADSs and satisfy Conditional Awards in ADSs, and where they do so references in these Rules to Shares shall be construed accordingly.

3	Acquiring Shares

Any Participating Company may provide money to the trustee of the Trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985. The Company may also issue new Shares to satisfy awards of Shares subject to the limits in Rule 4.

4	Plan dilution limits

4.1	10 per cent. 10 year limit

The number of Shares which may be allocated under the Plan on any day will not exceed 10 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other employee share scheme operated by the Company.

4.2	5 per cent. 10 year limit

The number of Shares which may be allocated under the Plan on any day will not exceed 5 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other discretionary executive share scheme adopted by the Company.

4.3	Rationing limits (5 per cent in 5 years, 3 per cent in 3 years)

4.3.1	The number of shares which may be allocated under the Plan on any day will not exceed 5 per cent of ordinary share capital of the Company in issue immediately before that day when added to the total number of shares which have been allocated in the previous 5 years under the Plan and any other employee share scheme adopted by the Company;

4.3.2	The number of Shares which may be allocated under the Plan on any day will not exceed 3 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated in the previous 3 years under the Plan and any other discretionary executive share scheme adopted by the Company.

4.4	Exclusions

In determining the above limits, no account will be taken of any Shares where the Conditional Award relating to such Shares was released or lapsed without vesting in whole or in part.

4.5	Meaning of allocate

“Allocate” means, in relation to any share option scheme, placing unissued Shares under option and, in relation to other types of employee share scheme, the issue and allotment of Shares. No account will be taken of any Shares where the right to acquire them was released or lost.

5	Individual limits

5.1	Limits

An Eligible Employee must not be made a Conditional Award if it would, at the proposed Conditional Award Date, cause the total market value of the Shares comprised in:

5.1.1	the proposed Conditional Award; and

5.1.2	any Conditional Awards already made to him in the same Financial Year to exceed 100 per cent of his annual basic salary (excluding bonuses or benefits in kind) on the Conditional Award Date or, if later, at the time the Eligible Employee’s employment with a Participating Company begins. In the case of Participants whose primary place of work is in the United States of America, the Committee may increase this limit to 200 per cent.

5.2	Market Value

5.2.1	in relation to an ordinary share in the Company, on any day, the market value will be the average of the middle market quotation on the 3 immediately preceding Business Days. The middle market quotation is taken from the Daily Official List of the London Stock Exchange; and

5.2.2	in relation to an ADS, on any day the market value will be the average of the closing prices as derived from the NYSE for the 3 immediately preceding Business Days;

6	Leaving employment during the Performance Period before Award Date

6.1	Lapse of Conditional Award

If a Participant ceases to be employed by a Member of the Group before the end of the Performance Period and neither of Rules 6.2 and 6.3 apply, all the Participant’s Conditional Awards will lapse unless the Committee determines otherwise.

6.2	Retaining the Conditional Award

If, during the Performance Period, a Participant ceases to be employed by a Member of the Group for any of the reasons listed below and at least 12 months have elapsed between the start of the Performance Period and the date of cessation, an award of Shares will be made in accordance with Rule 9 in respect of his Conditional Award. For the avoidance of doubt the award will be made at the end of the Performance Period subject to the satisfaction of the Performance Condition. The number of Shares shall be calculated pro rata by reference to the period between the start of the Performance Period and the date of cessation as a proportion of the Performance Period:

The reasons are:

6.2.1	retirement (on or after reaching the age at which he is bound or entitled to retire in accordance with his contract of employment);

6.2.2	early retirement with the consent of his employer;

6.2.3	injury, disability, or ill-health (in each case, evidenced to the satisfaction of the Committee); or

6.2.4	redundancy (as defined in the Employment Rights Act 1996 or equivalent local legislation relevant to the Participant).

6.3	Death

If during the Performance Period, a Participant ceases to be employed by Member of the Group by reason of death, and at least 12 months have elapsed between the start of the Performance Period and the date of cessation, an award of Shares will be made to the Participant’s personal representatives in accordance with Rule 9 in respect of his Conditional Award. For the avoidance of doubt the award will be made at the end of the Performance Period and will be subject to the satisfaction of the Performance Condition. The number of Shares will be calculated pro rata by reference to the period between the start of the Performance Period and the date of death as a proportion of the Performance Period.

6.4	Meaning of ceasing to be employed

For the purposes of this Rule 6:

6.4.1	a Participant will not be treated as ceasing to be employed if on that date he is or becomes employed by or is an executive director of another Member of the Group ; and

6.4.2	a woman who leaves employment due to pregnancy will be regarded as having ceased to be employed on the date on which she indicates that she does not intend to return to work. In the absence of such indication she will be regarded as having ceased to be employed on the last day on which she is entitled to return to work. In any other jurisdiction outside the UK the relevant date will be determined at the Committee’s discretion;

6.5	Leaving employment before the Award Date

A Participant who ceases to be employed by a Member of the Group between the end of the Performance Period and the Award Date will in accordance with Rule 9 be made an award of Shares unless he left employment for misconduct (determined at the discretion of the Committee).

7	Takeovers and corporate reorganisations

7.1	Application

Rules 7.2 and 7.3 apply if, before the end of the Performance Period, any of the following occurs:

7.1.1	an offer to obtain control of the Company becomes or is declared wholly unconditional;

7.1.2	the Court sanctions a scheme of arrangement under Section 425 of the Companies Act 1985;

7.1.3	any person becomes bound or entitled to acquire Shares under Sections 428 and 429 of the Companies Act 1985;

7.1.4	a resolution is passed for the voluntary winding-up of the Company, or

7.1.5	a Participant ceased to be employed by a Member of the Group due to the transfer of the Participant’s employing company, or the undertaking in which he works, to a person who is neither under the control of the Company nor a Member of the Group.

7.2	Exchange or immediate entitlement to Shares

When Rule 7.1 applies, Conditional Awards may (if the Committee so agrees and determines) be replaced by conditional awards over the appropriate number of shares in another company or companies.

If Rule 7.1 applies and replacement conditional awards are not so agreed and determined to be made as set out above, the Performance Period will end on, and awards of Shares will be made as soon as practicable after, the date specified in Rule 7.3 in accordance with Rule 9. The number of Shares which each Participant will be awarded will be determined by applying the Performance Condition at the date specified in Rule 7.3.

7.3	Dates

The dates referred to in Rule 7.2 are:

7.3.1	in the case of Rule 7.1.1, on the offer becoming or being declared unconditional;

7.3.2	in the case of Rule 7.1.2, on the date of the Court order;

7.3.3	in the case of Rule 7.1.3, on the date on which the person becomes bound or entitled; and

7.3.4	in the case of Rule 7.1.4, on the date of the resolution.

7.3.5	in the case of Rule 7.1.5, the date of transfer of the employing company or the relevant undertaking.

7.4	The Committee

For the purpose of dealing with Conditional Awards under this Rule 7, the Committee will consist of the non-executive directors of the board of the Company in office immediately before the change of control or other relevant event.

8	Rights attaching to Shares

8.1	Rights

Before the Award Date, the Participant will have no rights in respect of the Shares comprised in his Conditional Award.

8.2	Dividends

The Participant will not be entitled to receive dividends in respect of his Shares comprised in his Conditional Award.

8.3	Reorganisations of share capital

In the event of any variation in the equity share capital of the Company, including a variation in consequence of a capitalisation or rights issue, sub-division, consolidation or reduction of share capital, the number of Shares comprised in Conditional Awards may be adjusted in such manner as the Committee considers appropriate (including retrospective adjustments). The Committee will notify Participants of any changes made.

8.4	Demergers and corporate reorganisations

Subject to Rule 7.2, in the event of any demerger or corporate reorganisation involving the Company, the number of Shares comprised in Conditional Awards may be adjusted in such manner as the Committee considers appropriate (including retrospective adjustments). In addition, the Committee may make such other arrangements (including the grant of new conditional awards over shares in any relevant company), as it considers appropriate in its discretion. The Committee will notify Participants of any changes made.

9	The end of the Performance Period

9.1	Determination of Performance Condition

The Committee will, as soon as practicable following the end of the Performance Period (or at any other time where the Rules state that the Performance Condition should be applied), determine:

9.1.1	whether and to what extent the Performance Condition has been satisfied;

9.1.2	how many Shares (if any) comprised in the Conditional Award are to be issued or transferred to the Participant; and

9.1.3	subject to any Dealing Regulations, the Award Date.

Notwithstanding any other provision, if the Committee reasonably believes that the underlying financial performance of all of the Members of the Group together during the Performance Period was not satisfactory, it may determine that no award of Shares will be made to any Participant in respect of Conditional Awards relating to such Performance Period.

9.2	Transfer of Shares

As soon as practicable following the Award Date, and subject to Rules 9.3, 10, 11.3 and 11.4, the Company will issue, or procure the transfer of, the appropriate number of Shares, to each Participant (or as he may direct). The Company will use its reasonable endeavours to register the related transfer within 10 Business Days of the transfer or as soon as practicable and will provide evidence of such registration or issue by the issue of a share certificate or as otherwise appropriate.

A participant who ceases to be employed by a member of the Group between the Award Date and the transfer or issue of shares pursuant to this Rule 9.2 will still receive a transfer or issue of shares in accordance with this Rule 9.

9.3	Cash alternative

The Committee at its discretion may satisfy awards of Shares in cash.

10	Withholding

The Company, any Member of the Group and/or the trustee of the Trust may, at any time, withhold any amounts and make such arrangements (including sale of any Shares on behalf of a Participant) as are necessary or desirable to meet any liability to taxation, social security contributions or other appropriate levies in respect of Conditional Awards or awards of Shares.

11	General

11.1	Conditional Awards non-pensionable

Conditional Awards will not form part of a Participant’s remuneration for the purpose of determining entitlement to any benefit of employment including any pension or retirement benefit, life assurance, permanent health insurance or other similar benefit, whether existing or subsequently introduced.

11.2	Reimbursement

Each Participating Company will at the request of the Company reimburse the Company for any costs incurred in connection with the Conditional Awards made to Participants employed by that Participating Company.

11.3	Rights

Subject to Rule 9, Participants will be entitled to all rights attaching to the Shares by reference to a record date on or after the date of allotment or transfer (as appropriate). They will not be entitled to rights before that date.

11.4	Consents

All allotments and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere, and it will be the individual’s responsibility to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

11.5	Articles of Association

Any Shares acquired or to be acquired under this Plan will be subject to the Articles of Association of the Company from time to time in force. Any ADSs acquired under the Plan will, in addition, be subject to the terms of the deposit agreement between the Company and the depository.

11.6	Notices

Any notice or other document required to be given to a Participant under or in connection with the Plan may be delivered or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate.

Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).

Notices sent by post will be deemed to have been given on the second Business Day following the date of posting (or seventh Business Day if sent overseas).

11.7	Committee’s decision final and binding

The decision of the Committee in connection with any interpretation of the Rules or in any dispute relating to any matter relating to the Plan will be final and conclusive.

11.8	Costs

The costs of introducing and administering the Plan will be borne by the Company.

11.9	Limitation of liability

The rights and obligations of a Participant under the terms and conditions of his office or employment will not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever (insofar as those rights arise, or may arise, from his ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements). If necessary the Participant’s terms of employment will be deemed to be varied accordingly.

11.10	Administration of the Plan

The Committee may, from time to time, make or vary regulations for the administration and operation of the Plan, provided that these are consistent with the Rules.

12	Amendments and termination

12.1	Committee’s powers of amendment

Except as described in Rule 12.2, the Committee may at any time alter, vary or add to the provisions of the Plan in any respect in relation to the operation of the Plan generally or in respect of any Participant.

12.2	Shareholders’ approval

12.2.1	Except as described in Rule 12.2.2, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the advantage of present or future Participants, which relates to the following:

(i)	the persons to or for whom Shares may be provided under the Plan;

(ii)	the limitations on the number of Shares which may be issued under the Plan;

(iii)	the individual limit for each Participant under the Plan;

(iv)	the basis for determining a Participant’s entitlement to Shares other than provided for in accordance with the Rules;

(v)	any rights attaching to the Shares to be issued;

(vi)	the rights of Participants in the event of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company; or

(vii)	the terms of this Rule 12.2.1.

12.2.2	The Committee need not obtain the approval of the Company in general meeting for:

(i)	any minor changes: to benefit the administration of the Plan to comply with or take account of the provisions of any proposed or existing legislation to take account of any changes to the legislation, or to obtain or maintain favourable tax, exchange control or regulatory treatment of any Group Company or any present or future Participant; or

(ii)	any amendments or additions to the rules of the Plan as it considers necessary or desirable to take account of, or to mitigate or comply with overseas taxation, security laws, exchange control laws or other laws or regulations.

12.3	Notice

As soon as reasonably practicable after making any alteration or addition, the Committee will give written notice to any Participant affected by the alteration or addition.

12.4	Termination of the Plan

The Committee may terminate the Plan at any time, and it will terminate on 28 April 2010. The termination of the Plan will not affect existing rights of Participants or Conditional Awards, which have already been made.

13	Governing law

English law governs the Plan and its construction and administration (except as required for any overseas Participants). Any Member of the Group and all Participants will submit to the jurisdiction of the English Courts in relation to any matter arising in connection with the Plan.

Imperial Chemical Industries PLC

Performance Growth Plan

Shareholders’Approval: 28.04.00
Directors’ Adoption (subject to shareholders approval): 27.04.00
Expiry Date: 28.04.10

n

One Silk Street
London EC2Y 8HQ
Tel: (+44) 171 458 2000

Ref: ME/EJ

Imperial Chemicals Industries PLC Performance Growth Plan

1.1	Meaning of words used

“ADS” means an American depository share, or part thereof, currently representing 4 ordinary shares in the Company;

“Award Date” means the date as referred to in Rule 9.1;

“Business Day” means any day, other than a Saturday or Sunday, on which banks are generally open for business in London;

“Committee” means a committee of the board of directors of the Company consisting only or mainly of non-executive directors of the board;

“Conditional Award” means a conditional right to receive an award of Shares;

“Conditional Award Date” means the date on which the Committee resolves to make a Conditional Award;

“Company” means Imperial Chemical Industries PLC;

“Dealing Regulations” means any statute, regulation or code adopted by the Company (being or being based on the London Stock Exchange’s Model Code) for security transactions by directors of listed companies or the equivalent in other countries;

“Eligible Employee” means any:

(i)	employee of any Participating Company; or

(ii)	executive director of any Participating Company who devotes substantially the whole of his working time to the business of a Participating Company;

who is not:

(i)	within 12 months of normal retirement date; or

(ii)	under notice of termination of employment (given or received).

“Financial Year” means financial year for the purposes of Section 223 of the Companies Act 1985;

“Member of the Group” means any of:

(i)	the Company: and

(ii)	its subsidiaries (within the meaning of Section 736 of the Companies Act 1985) from time to time; and

(iii)	any company which is associated with the Company (within the meaning of section 416 of the Income and Corporation Taxes Act 1988) and is designated by the Committee as a Member of the Group;

“NYSE” means the New York Stock Exchange Inc;

“Participant” means an individual who has been made a Conditional Award under Rule 2 or his personal representatives;

“Participating Company” means the Company and any subsidiary (within the meaning of Section 736 of the Companies Act 1985) designated by the Committee as a Participating Company;

“Performance Condition” means. in relation to each operation of the Plan, the conditions set by the Committee, to determine whether or not and the extent to which an award of Shares will be made with respect of a Conditional Award at the end of the Performance Period or otherwise in accordance with these Rules;

“Performance Period” means, in relation to each operation of the Plan, the period during which the Performance Condition must be satisfied which is determined by the Committee under Rule 2. This period will not be less than 3 financial years of the Company and cannot be extended in respect of any Conditional Award once notified to a Participant under Rule 2.4;

“Rules” means these Rules as amended from time to time;

“Plan” means the Imperial Chemical Industries PLC Performance Growth Plan as set out in these Rules in its present form or as from time to time altered in accordance with these Rules;

“Share” means an ordinary share in the capital of the Company or securities representing ordinary shares in the Company or, as the context may require, ADSs; and

“Trust”means the ICI Employee Share Ownership Trust or any other trust nominated by the Committee.

1.2	Special Schedules

The Rules of the Plan are subject, in the case of each Participant, to any special schedules adopted by the Committee, which are appropriate to the jurisdiction in which he is employed at the Conditional Award Date, or such other provisions as the Committee notify him will apply.

2	Operation of the Plan

2.1	Time of operation

2.1.1	Conditional Awards may only be made within 42 days starting on any of the following:

(i)	the day on which the Plan is approved by the Company in general meeting;

(ii)	the day after the announcement of the Company’s results to the London Stock Exchange for any period;

(iii)	the beginning of a Financial Year in which the Plan is being operated;

(iv)	any day on which the Committee resolves that exceptional circumstances exist which justify the making of Conditional Awards;

2.1.2	If Conditional Awards may not be made in any period referred to in Rule 2.1.1 due to restrictions imposed by statute, order; regulation or government directive or by the Dealing Regulations, Conditional Awards may be made within 42 days after lifting of such restrictions.

2.1.3	The Committee may only make Conditional Awards between the approval of the Plan by the Company in general meeting and the tenth anniversary of that date.

2.2	Eligibility

Any Eligible Employee may be selected by the Committee to receive a Conditional Award under the Plan. A person who is not an Eligible Employee on the Conditional Award Date may not receive a Conditional Award.

2.3	Performance Condition

The Committee will make a Conditional Award on the basis that no award of Shares will be made until and to the extent that a Performance Condition has been satisfied during the Performance Period. The Performance Condition must be objective.

The Committee may amend or waive the Performance Condition:

2.3.1	in accordance with the terms specified in the Performance Condition; or

2.3.2	if events happen which cause the Committee to reasonably consider that:

(i)	the Performance Condition should be amended for the purpose of ensuring the objective criteria against which the Company will then be measured will be a fairer measure of such performance: or

(ii)	the Performance Condition should be waived.

2.4	Notice

The Committee will notify each Participant who has been made a Conditional Award. The notification will include:

2.4.1	details of the maximum number of Shares in the Conditional Award or the value of the Conditional Award;

2.4.2	the Conditional Award Date;

2.4.3	the Performance Period;

2.4.4	details of the Performance Condition which must be satisfied before any award of Shares will be made;

2.4.5	the consideration (if any) payable for any Shares awarded;

2.4.6	unless already set out as part of the Performance Condition, the date a Conditional Award will lapse, which cannot be later than the tenth anniversary of the Conditional Award Date; and

2.4.7	any other conditions and terms of the Conditional Award, at the discretion of the Committee.

2.5	Making Conditional Awards

The Committee will make Conditional Awards by Committee resolution. Each Participant will receive a deed or other document as evidence of the making of a Conditional Award.

2.6	No payment

No payment to the Company will be required on the making of a Conditional Award.

2.7	Disclaimer of Conditional Award

Any Participant may, by notice in writing to the Company Secretary, within 30 days after he is notified in writing of an Conditional Award as described In Rule 2.4, disclaim his Conditional Award. in whole or in part, and to the extent disclaimed the Conditional Award will be deemed never to have been made. No payment will be due for any disclaimer. If no disclaimer is received from a Participant, the Participant will be treated as having accepted the Conditional Award, subject to the Rules.

2.8	Disposal restrictions

Conditional Awards may not be assigned, transferred or charged, provided that this does not apply to the transmission of the Conditional Award on the death of a Participant to his personal representatives.

2.9	ADSs

The Committee may determine, in its absolute discretion to make Conditional Awards in respect of ADSs and satisfy Conditional Awards in ADSs, and where they do so references in these Rules to Shares shall be construed accordingly.

3	Acquiring Shares

Any Participating Company may provide money to the trustee of the Trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985. The Company may also issue new Shares to satisfy awards of Shares subject to the limits in Rule 4.

4	Plan dilution limits

4.1	10 per cent. 10 year limit

The number of Shares which may be allocated under the Plan on any day will not exceed 10 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated in the previous 10 years under the Plan and any other employee share scheme operated by the Company.

4.2	5 per cent. 10 year limit

The number of Shares which may be allocated under the Plan on any day will not exceed 5 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated In the previous 10 years under the Plan and any other discretionary executive share scheme adopted by the Company.

4.3	Rationing limits (5 per cent in 5 years, 3 per cent in 3 years)

4.3.1	The number of shares which may be allocated under the Plan on any day will not exceed 5 per cent of ordinary share capital of the Company in issue immediately before that day when added to the total number of shares which have been allocated in the previous 5 years under the Plan and any other employee share scheme adopted by the Company;

4.3.2	The number of Shares which may be allocated under the Plan on any day will not exceed 3 per cent. of the ordinary share capital of the Company in issue immediately before that day when added to the total number of Shares which have been allocated In the previous 3 years under the Plan and any other discretionary executive share scheme adopted by the Company.

4.4	Exclusions

In determining the above limits, no account will be taken of any Shares where the Conditional Award relating to such Shares was released or lapsed without vesting in whole or in part.

4.5	Meaning of allocate

Allocate means, in relation to any share option scheme, placing unissued Shares under option and, in relation to other types of employee share scheme, the issue and allotment of Shares. No account will be taken of any Shares where the right to acquire them was released or lost

5	Individual limits

5.1	Limits

An Eligible Employee must not be made a Conditional Award if it would, at the proposed Conditional Award Date, cause the total market value of the Shares comprised in:

5.1.1	the proposed Conditional Award; and

5.1.2	any Conditional Awards already made to him in the same Financial Year to exceed 100 per cent of his annual basic salary (excluding bonuses or benefits in kind) on the Conditional Award Date or, if later, at the time the Eligible Employee’s employment with a Participating Company begins. In the case of Participants whose primary place of work is in the United States of America, the Committee may increase this limit to 200 per cent.

5.2	Market Value

5.2.1	in relation to an ordinary share In the Company on any day, the market value will be its middle market quotation (as derived from the Daily Official List of the London Stock Exchange); and

5.2.2	in relation to an ADS, on any day the market value who be the average of the closing prices for an ADS as derived from the NYSE;

in each case the average middle market quotation (for an ordinary share ) or closing price (for ADSs) of a Share over the calendar month immediately preceding the start of the relevant Performance Period or, if the Committee so determines, on the Business Day immediately before the start of the Performance Period relating to the Conditional Award to be made. Provided that in exceptional circumstances, the Committee may specify a different period for the determination of market value.

6	Leaving employment during the Performance Period before Award Date

6.1	Lapse of Conditional Award

If a Participant ceases to be employed by a Member of the Group before the end of the Performance Period and neither of Rules 62 and 6.3 apply, all the Participant’s Conditional Awards will lapse unless the Committee determines otherwise.

6.2	Retaining the Conditional Award

If, during the Performance Period, a Participant ceases to be employed by a Member of the Group for any of the reasons listed below and at least 12 months have elapsed between the start of the Performance Period and the date of cessation, an award of Shares will be made in accordance with Rule 9 in respect of his Conditional Award. For the avoidance of doubt the award will be made at the end of the Performance Period subject to the satisfaction of the Performance Condition:

The reasons are:

6.2.1	retirement (on or after reaching the age at which he is bound or entitled to retire in accordance with his contract of employment);

6.2.2	early retirement with the consent of his employer;

6.2.3	injury, disability; or ill-health (in each case, evidenced to the satisfaction of the Committee); or

6.2.4	redundancy (as defined in the Employment Rights Act 1996 or equivalent local legislation relevant to the Participant).

6.3	Death

If during the Performance Period, a Participant ceases to be employed by Member of the Group by reason of death, and at least 12 months have elapsed between the start of the Performance Period and the date of cessation, an award of Shares will be made to the Participant’s personal representatives as soon as practicable after death In respect of each Conditional Award. The number of Shares awarded will be on the basis that median performance had been achieved under the Performance Condition.

6.4	Meaning of ceasing to be employed

For the purposes of this Rule 6:

6.4.1	a Participant will not be treated as ceasing to be employed if on that date he is or becomes employed by or is an executive director of another Member of the Group; and

6.4.2	a woman who leaves employment due to pregnancy will be regarded as having ceased to be employed on the date on which she indicates that she does not intend to return to work. In the absence of such indication she will be regarded as having ceased to be employed on the last day on which she is entitled to return to work. In any other jurisdiction outside the UK the relevant date will be determined at the Committee’s discretion;

6.6	Leaving employment before the Award Date

A Participant who ceases to be employed by a Member of the Group between the end of the Performance Period and the Award Date will in accordance with Rule 9 be made an award of Shares unless he left employment for misconduct (determined at the discretion of the Committee).

7	Takeovers and corporate reorganisatlons

7.1	Application

Rules 7.2 and 7.3 apply if, before the end of the Performance Period, any of the following Occurs

7.1.1	an offer to obtain control of the Company becomes or is declared wholly unconditional;

7.1.2	the Court sanctions a scheme of arrangement under Section 425 of the Companies Act 1985;

7.1.3	any person becomes bound or entitled to acquire Shares under Sections 428 and 429 of the Companies Act 1985;

7.1.4	a resolution is passed for the voluntary winding-up of the Company, or

7.1.5	a Participant ceased to be employed by a Member of the Group due to the transfer of the Participant’s employing company, or the undertaking in which he works, to a person who is neither under the control of the Company nor a Member of the Group.

7.2	Exchange or immediate entitlement to Shares

When Rule 7.1 applies, Conditional Awards may (if the Committee so agrees and determines) be replaced by conditional awards over the appropriate number of shares in another company or companies.

If Rule 7.1 applies and replacement conditional awards are not so agreed and determined to be made as set out above, the Performance Period will end on, and awards of Shares will be made as soon as practicable after, the date specified in Rule 7.3 in accordance with Rule 9. The number of Shares which each Participant will be awarded will be determined by applying the Performance Condition at the date specified in Rule 7.3.

7.3	Dates

The dates referred to in Rule 7.2 are:

7.3.1	in the case of Rule 7.1.1, on the offer becoming or being declared unconditional;

7.3.2	In the case of Rule 7.1.2, on the date of the Court order;

7.3.3	in the case of Rule 7.1.3, on the date on which the person becomes bound or entitled; and

7.3.4	in the case of Rule 7.1.4, on the date of the resolution.

7.3.5	in the case of Rule 7.1.5, the date of transfer of the employing company or the relevant undertaking.

7.4	The Committee

For the purpose of dealing with Conditional Awards under this Rule 7, the Committee will consist of the non-executive directors of the board of the Company in office immediately before the change of control or other relevant event.

8	Rights attaching to Shares

8.1	Rights

Before the Award Date, the Participant will have no rights in respect of the Shares comprised in his Conditional Award.

8.2	Dividends

The Participant will not be entitled to receive dividends in respect of his Shares comprised in his Conditional Award.

8.3	Reorganisation of share capital

In the event of any variation in the equity share capital of the Company, including a variation in consequence of a capitalisation or rights issue, sub-division, consolidation or reduction of share capital, the number of Shares comprised in Conditional Awards may be adjusted in such manner as the Committee considers appropriate (including retrospective adjustments). The Committee will notify Participants of any changes made.

8.4	Demergers and corporate reorganisations

Subject to Rule 7.2, in the event of any demerger or corporate reorganisation involving the Company, the number of Shares comprised in Conditional Awards may be adjusted in such manner as the Committee considers appropriate (including retrospective adjustments). In addition, the Committee may make such other arrangements (including the grant of new conditional awards over shares in any relevant company), as it considers appropriate in its discretion. The Committee will notify Participants of any changes made.

9	The end of the Performance Period

9.1	Determination of Performance Condition

The Committee will, as soon as practicable following the end of the Performance Period (or at any other time where the Rules state that the Performance Condition should be applied), determine:

9.1.1	whether and to what extent the Performance Condition has been satisfied; and

9.1.2	subject to any Dealing Regulations, how many Shares (if any) comprised in the Conditional Award are to be issued or transferred to the Participant.

Notwithstanding any other provision, if the Committee reasonably believes that the underlying financial performance of all of the Members of the Group together during the Performance Period was not satisfactory, it may determine that no award of Shares will be made to any Participant in respect of Conditional Awards relating to such Performance Period.

The date of the Committee’s determination is the Award Date. As soon as practicable after the Committee has made Its determination under Rule 9.1 and so far as possible under the Dealing Regulations it will award Shares to the Participant in accordance with Rule 9.2.

9.2	Transfer of Shares

As soon as practicable following the Award Date, and subject to Rules 10, 11.3 and 11.4, the Company will issue, or procure the transfer of, the appropriate number of Shares, to each Participant (or as he may direct). The Company will use its reasonable endeavours to register the related transfer within 10 Business Days of the transfer or as soon as practicable and will provide evidence of such registration or issue by the issue of a share certificate or as otherwise appropriate.

A participant who ceases to be employed by a member of the Group between the Award Date and the transfer or issue of shares pursuant to this Rule 9.2 will still receive a transfer or issue of shares in accordance with this Rule 9.

9.3	Cash alternative

The Committee at its discretion may satisfy awards of Shares in cash.

10	Withholding

The Company, any Member of the Group and/or the trustee of the Trust may, at any time, withhold any amounts and make such arrangements (including sale of any Shares on behalf of a Participant) as are necessary or desirable to meet any liability to taxation, social security contributions or other appropriate levies in respect of Conditional Awards or awards of Shares.

11	General

11.1	Conditional Awards non-pensionable

Conditional Awards will not form part of a Participant’s remuneration for the purpose of determining entitlement to any benefit of employment including any pension or retirement benefit, life assurance, permanent health insurance or other similar benefit, whether existing or subsequently introduced.

11.2	Reimbursement

Each Participating Company will at the request of the Company reimburse the Company for any costs incurred in connection with the Conditional Awards made to Participants employed by that Participating Company.

11.3	Rights

Subject to 9.3, Participants will be entitled to all rights attaching to the Shares by reference to a record date on or after the date of allotment or transfer (as appropriate). They will not be entitled to rights before that date.

11.4	Consents

All allotments and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere, and it will be the individual’s responsibility to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

11.5	Articles of Association

Any Shares acquired or to be acquired under this Plan will be subject to the Articles of Association of the Company from time to time in force. Any ADSs acquired under the Plan will, in addition, be subject to the terms of the deposit agreement between the Company and the depository.

11.6	Notices

Any notice or other document requited to be given to a Participant under or in connection with the Plan may be delivered or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate.

Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).

Notices sent by post will be deemed to have been given on the second Business Day following the date of posting (or seventh Business Day if sent overseas).

11.7	Committee’s decision final and binding

The decision of the Committee in connection with any Interpretation of the Rules or in any dispute relating to any matter relating to the Plan will be final and conclusive.

11.8	Costs

The costs of introducing and administering the Plan will be borne by the Company.

11.9	Limitation of IiabiIity

The rights and obligations of a Participant under the terms and conditions of his office or employment will not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever (insofar as those rights arise, or may arise, from his ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements). If necessary the Participant’s terms of employment will be deemed to be varied accordingly.

11.10	Administration of the Plan

The Committee may, from time to time, make or vary regulations for the administration and operation of the Plan, provided that these are consistent with the Rules.

12	Amendments and termination

12.1	Committee’s powers of amendment

Except as described in Rule 12.2, the Committee may at any time alter, vary or add to the provisions of the Plan in any respect In relation to the operation of the Plan generally or in respect of any Participant.

12.2	Shareholders’ approval

12.2.1	Except as described an Rule 12.2.2, the Company In general meeting must approve in advance by ordinary resolution any proposed change to the advantage of present or future Participants, which relates to the following:

(i)	the persons to or for whom Shares may be provided under the Plan;

(ii)	the limitations on the number of Shares which may be issued under the Plan:

(iii)	the individual limit for each Participant under the Plan;

(iv)	the basis for determining a Participant’s entitlement to Shares other than provided for an accordance with the Rules;

(v)	any rights attaching to the Shares to be issued;

(vi)	the rights of Participants in the event of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company or

(vii)	the terms of this Rule 12.2.1.

12.2.2	The Committee need not obtain the approval of the Company in general meeting for:

(i)	any minor changes: to benefit the administration of the Plan to comply with or take account of the provisions of any proposed or existing legislation to take account of any changes to the legislation, or to obtain or maintain favourable tax, exchange control or regulatory treatment of any Group Company or any present or future Participant; or

(ii)	any amendments or additions to the rules of the Plan as it considers necessary or desirable to take account of, or to mitigate or comply with overseas taxation, security laws, exchange control laws or other laws or regulations.

12.3	Notice

As soon as reasonably practicable after making any alteration or addition, the Committee will give written notice to any Participant affected by the alteration or addition.

12.4	Termination of the Plan

The Committee may terminate the Plan at any time, and it will terminate on 28 April 2010. The termination of the Plan will not affect existing rights of Participants or Conditional Awards, which have already been made.

13	Governing law

English law governs the Plan and its construction and administration (except as required for any overseas Participants). Any Member of the Group and all Participants will submit to the jurisdiction of the English Courts in relation to any matter arising in connection with the Plan.